EXHIBIT 11



                   OAKWOOD HOMES CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                      (in thousands, except per share data)

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



                                                                    Three months ended
                                                                        December 31,

                                                                   1995             1994
                                                                  -----             ----

Weighted average number of common
          shares outstanding                                     22,223           22,025
  Add:    Dilutive effect of stock
          options, computed using the
          treasury stock method                                     951              954
 Less:   Unearned ESOP shares                                      (87)                -
                                                                -------          -------

 Weighted average number of common
          and common equivalent shares
          outstanding                                            23,087           22,979
                                                                 ======           ======
 Net income (fiscal 1995 is pro forma)                          $13,877         $  8,212
                                                                =======         ========
 Earnings per common share - primary
   (fiscal 1995 is pro forma)                               $      .60           $   .36
                                                            ===========          =======


 Weighted average number of common
          shares outstanding                                     22,223           22,025
 Add:     Dilutive effect of stock
          options, computed using
          the treasury stock method                                 961            1,065
 Less:   Unearned ESOP shares                                       (87)               -
                                                                 ------         --------

 Weighted average number of common
          and common equivalent shares
          outstanding                                            23,097           23,090
                                                                 ======           ======
 Net income (fiscal 1995 is pro forma)                          $13,877         $  8,212
                                                                =======         ========
 Earnings per common share - fully diluted
   (1995 is pro forma)                                      $      .60           $   .36
                                                            ===========          =======

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